Exhibit 11

                         EQUITABLE OF IOWA COMPANIES
                Consolidated Net Income Per Share Computation


                                                    Three Months Ended
                                                         March 31
                                              _____________________________
                                                    1997              1996
                                              ___________       ___________
                                                   (Dollars in thousands,
                                                   except per share data)
Primary:

  Net income                                     $32,714           $30,205
                                              ===========       ===========
  Average shares outstanding                  32,016,871        31,816,700
                                              ===========       ===========
  Net income per share                             $1.02             $0.95
                                              ===========       ===========

Fully diluted:

  Net income                                     $32,714           $30,205
                                              ===========       ===========
  Average shares outstanding                  32,016,871        31,816,700

  Add:  Net effect of dilutive stock
        options - based on the
        treasury stock method
        using period-end market
        price, if higher than average
        market price                             537,776           415,913
                                              ___________       ___________
        Total                                 32,554,647        32,232,613
                                              ===========       ===========
Net income per share                               $1.00             $0.94
                                              ===========       ===========

NOTE: This computation is required by Regulation S-K Item 601 and is filed as an Exhibit under Item 6(a) of Form 10-Q. Fully diluted earnings per share calculated above has not been presented on the face of the company's Consolidated Statements of Income because dilution is less than three percent and, therefore, presentation is not required by Accounting Principles Board Opinion No. 15.

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